Tuition Assistance Policy for Nutranomics, Inc.

Nutranomics, Inc. is willing to pay for the cost of Employee education for employees that meet specific criteria and that will improve the value of employees to the Company. However, due to the expense involved, the Company must have a commitment from the employee receiving the education; a commitment to insure they will apply this education while employed with the Company.

Employee agrees and understands this education is a voluntary effort for which no wages will be paid.

As consideration for the payment, Employee agrees to continue employment with Company, from the commencement of the training, for an additional 5 (five) years, through February 25, 2018. If for any reason the Employee voluntarily leaves the Company, or is terminated for good cause, he or she agrees upon termination to repay the amount on a prorated basis of months completed from the beginning of the training to his or her termination date. (See attached spreadsheet)

If Employee is obligated to refund tuition reimbursement under the terms of this Agreement, the Company will withhold any amount due under this Agreement from Employee's last paycheck. By signing this Agreement, Employee expressly authorizes and agrees to have the Company deduct any amounts owed under this Agreement from his/her last paycheck. After such deduction, any remaining balance owed to the Company shall continue to be an obligation of Employee to the Company. Employee agrees to repay any remaining balance owed after the deduction from the final paycheck to the Company within 20 (twenty) business days of the date of termination.

This agreement does not constitute an Employment Agreement. The employment relationship remains "at-will", meaning Employee and the Company have the right to terminate employment at any time, with or without notice, and without the need for cause. Employee understands that he or she must meet the Company's standards of conduct and performance during this period of time. No one other than the President of the Company has the authority to alter this arrangement which will be provided to the Employee in writing.

Should it become necessary for the Company to file suit in order to collect these costs, Employee agrees to pay all costs of said suit, attorney's fees, and other related costs by the Company, as well as interest allowed at the legal rate on the amount owed to the Company.

Employee's signature below indicates that the Employee has fully read this Agreement, fully understands and agrees to its terms and is entering into this Agreement knowingly and voluntarily.

3-21-13 | 3-21-13

Signature of Employee & Date | Signature of Employer & Date

Month	Incur	Earn Back	Balance
Mar-13	$1,300.00	$433.33	$867
Apr-13	$1,300.00	$433.33	$1,733
May-13	$1,300.00	$433.33	$2,600
Jun-13	$1,300.00	$433.33	$3,467
Jul-13	$1,300.00	$433.33	$4,333
Aug-13	$1,300.00	$433.33	$5,200
Sep-13	$1,300.00	$433.33	$6,067
Oct-13	$1,300.00	$433.33	$6,933
Nov-13	$1,300.00	$433.33	$7,800
Dec-13	$1,300.00	$433.33	$8,667
Jan-14	$1,300.00	$433.33	$9,533
Feb-14	$1,300.00	$433.33	$10,400
Mar-14	$1,300.00	$433.33	$11,267
Apr-14	$1,300.00	$433.33	$12,133
May-14	$1,300.00	$433.33	$13,000
Jun-14	$1,300.00	$433.33	$13,867
Jul-14	$1,300.00	$433.33	$14,733
Aug-14	$1,300.00	$433.33	$15,600
Sep-14	$1,300.00	$433.33	$16,467
Oct-14	$1,300.00	$433.33	$17,333
Nov-14		$433.33	$16,900
Dec-14		$433.33	$16,467
Jan-15		$433.33	$16,033
Feb-15		$433.33	$15,600
Mar-15		$433.33	$15,167
Apr-15		$433.33	$14,733
May-15		$433.33	$14,300
Jun-15		$433.33	$13,867
Jul-15		$433.33	$13,433
Aug-15		$433.33	$13,000
Sep-15		$433.33	$12,567
Oct-15		$433.33	$12,133
Nov-15		$433.33	$11,700
Dec-15		$433.33	$11,267
Jan-16		$433.33	$10,833
Feb-16		$433.33	$10,400
Mar-16		$433.33	$9,967
Apr-16		$433.33	$9,533
May-16		$433.33	$9,100
Jun-16		$433.33	$8,667
Jul-16		$433.33	$8,233
Aug-16		$433.33	$7,800
Sep-16		$433.33	$7,367
Oct-16		$433.33	$6,933
Nov-16		$433.33	$6,500
Dec-16		$433.33	$6,067
Jan-17		$433.33	$5,633

Feb-17	$433.33	$5,200
Mar-17	$433.33	$4,767
Apr-17	$433.33	$4,333
May-17	$433.33	$3,900
Jun-17	$433.33	$3,467
Jul-17	$433.33	$3,033
Aug-17	$433.33	$2,600
Sep-17	$433.33	$2,167
Oct-17	$433.33	$1,733
Nov-17	$433.33	$1,300
Dec-17	$433.33	$867
Jan-18	$433.33	$433
Feb-18	$433.33	$0

Employment Agreement

Memorandum

To: Nate Jenson

From: Tracy Gibbs

Date: May 14, 2012

Subject: Employment Agreement

Attached to this memorandum is an Employment Agreement, the purpose of which is spell out the terms and conditions of your employment relationship with NutraNomics

Employment Agreement

This Agreement is effective May 14, 2012 by and between NutraNomics a Utah corporation, hereinafter called ("Employer") and Nathan Jenson, an individual (hereinafter called "Employee").

Recitals

A. The Employee has acquired skills and training and gained knowledge of the Employer's industry.

B. The Employer has employed Nathan Jenson as Chief Financial Officer and he has been an employee since May 14, 2012.

C. The Employee desires to continue to be employed by the Employer and is willing to do so on the following terms and conditions.

1. **At Will .** The Employee is hereby employed by NutraNomics and employment is at will, which means that either party can terminate the employment relationship at any time with or without prior notice. There is no specific length of employment written, verbal, or implied.

2. **Accuracy of Information.** NutraNomics relies upon the accuracy of the information submitted of the employee in his/her resume and elsewhere during the hiring process. Any misrepresentations, falsificaitons, or material omissions in any of this information or data may result in the termination of employment. As part of the hiring process or thereafter, NutraNomics may obtain a consumer report, a criminal background check or seek to verify your work history or other information contained in your application or resume. If adverse employment action is taken based in whole or in part as a result of theses inquiries, you will be notified and may be given a chance to dispute the information.

3. **Employee's Duties and Authority.** The Employer shall employ the Employee in such other capacity or capacities as the Employer may from time to time prescribe. Employee shall fully perform all duties, responsibilities and services requested by NutraNomics, their on-site supervisors, and management. Moreover, at all times during employment with NutraNomics, the Employee shall strictly adhere to and comply with the rules and regulations in NutraNomics Employee Handbook now in effect or as subsequently modified.

4. **Other Business Activities**. During employment, the Employee shall devote his/ her work efforts to the performance of this Agreement and shall not, without the Employer's prior written consent, engage in any other business activity that would materially interfere with the performance of his/ her duties under this Agreement.

4.1 Reasonable Time and Effort Required. During his/ her employment, the Employee shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

5. **Non-Competition During Employment.** During the employment term, the Employee shall not, in any fashion, participate or engage in any activity or other business competitive with the Employer's business. In addition, the Employee, while employed, shall not take any action without the Employer's prior written consent to establish, form, or become employed by a competing business. The Employees' failure to comply with the provisions of the preceding sentence shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation written or orally expressed during the time of employ.

6. **Place of Employment.** During the employment term the Employee shall perform the services required at the Employer's offices, located at 11487 South 700 East Draper, Utah 84020 or other official locations of the company.

7. **Salary.** The Employer shall pay monthly to the Employee the rate of $5,500.00, payable every 2 weeks. The Employee is to work 40 hours per week unless otherwise determined by duties. The Employee shall receive as a bonus, 1% of annual profit, paid in the first quarter following the fiscal year.

8. **Additional Benefits.** As The Employee has been working for Nutranomics on a contract basis for two and a half years, he is entitled to receive other benefits of employment generally available to the Employees who have reached their 90 day trial period, including 4 (four) free NutraNomics products per month, 10 vacation days per year, paid holidays, and health insurance in accordance with the employee handbook.

9. **Expenses.** The Employer shall reimburse the Employee for reasonable expenses incurred in connection with the Employee's performance of his / her duties including travel expenses, food, and lodging while away from home, pursuant to the Employer's reimbursement policies.

10. **Employee's Right of Ownership.** All inventions conceived or developed by the Employee during the term of this Agreement for and in behalf of Employer shall remain the property of the Employer. As to all such inventions with respect that the equipment, supplies, facilities, or trade secret information of the Employer was used, or that relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Employer shall remain the property of the Employer.

11. Indemnification By Employer. The Employer shall, to the maximum extent permitted by law, indemnify and hold the Employee harmless against reasonable attorney fees, judgments, fines, settlements, and other amounts actually and Employee's employment by the Employer.

12. Employer Termination

12.1 Involuntary Termination of Agreement. Employement is also at will (see C1).

12.2 Termination For Cause. The Employer may terminate this Agreement at any time without notice if the Employee commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his / her duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on the Employer's reputation. If Termination For Cause occurs due to an illegal act by the Employee which may cause fiscal damage to the Company and its its owners, the Employer has the right to request any ownership shares held by the Employee.

13. Employee Termination

13.1 Termination on Resignation. The Employee may terminate this Agreement by giving the Employer one months' prior written notice of resignation.

13.2 Termination on Retirement. This Agreement shall be terminated by the Employee voluntary retirement, that retirement shall be effective on the last day of any fiscal year, provided that the effective date of retirement occurs after the Employee's 65th birthday, and that the Employee gives the Employer six months' prior written notice.

13.3 Termination on Disability. Utah law applies.

13.4 Termination on Death. If the Employee dies during the period of employment this Agreement shall then be terminated.

13.5 Termination or Assignment on Merger. In the event of a merger where the Employer is not the surviving entity, or of a sale of all or substantially all of the Employer's assets, the Employer may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to the Employee, terminate this Agreement effective on the date of the merger or sale of assets.

14. Non-disclosure/ Non-compete After Termination. Because of his / her employment by the Employer, the Employee will have access to trade secrets and

confidential information about the Employer which may include, but is not limited to, methods, processes, formulas,systems. Techniques, computer programs, research projects, customer lists, pricing data, sources of supply, financial data and matrketing its products, and merchandising systems or plans. In consideration of his / her access to this information, the Employee agrees for a period of three (3) years thereaftyer, notwithstanding the cause or reason of termination, Employee shall not disclose to any person, partnership, corporation or other entity, either directly or indirectly or use for Employee's own benefit any confidential information as described above.

15 **Arbitration.** Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he / she selects and of his / her own attorneys, and the expenses of his / her witnesses and all other expenses connected with presenting his / her case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Despite the forgoing, the arbitrators may assign to one party or the other any and all fees and costs as part of any arbitration award.

16. **Entire Agreement.** Except as otherwise provided in this Agreement, no change or modification shall be valid unless the same is in writing and signed be the Employee and the General Manager of NutraNomics. No waiver of any provision of this Agreement shall be valid unless in writing and signed be the person against whom it is sought to be enforced. The failure of any party to insist strict performance of any conditions, promise, agreement, or understanding set forth herein, shall not be construed as a waiver or a relinguishment, of the right to insist upon strict performance of the same condition, promise, agreement, or understanding at a future time. The Agreement sets forth all of the promises, agreements, conditions, understanding, warranties, and representations between NutraNomics and the Employee and in the respect to the relationship established by.

17. **Choice of Law.** The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Utah

18. **Notices.** Any notice to the Employer required or permitted under this Agreement shall be given in writing to the Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Health Education Corporation Attn: Diana Brown or Tracy Gibbs, at its then principal place of business. Any such notice to the Employee shall be given in a like manner and, if mailed, shall be addressed to the Employee at his / her home address then shown

in the Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

19. **Severability.** If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

Executed by the parties as of the day and year first written above. This agreement shall not be valid or binding upon any of the parties hereto until signed by the Employee and accepted and signed by NutraNomics.

Employer

Signature:____________________ Date:____________

Name (print): ____________________ Title: ____________

Employee

Signature: [signature] Date: 5-9-2012

Name (print): NATHAN JENSON